As filed with the Securities and Exchange Commission on March 12, 2020
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________________
EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	20-8527075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________________

Evofem Biosciences, Inc. 2018 Inducement Equity Incentive Plan
(Full title of the plan)

Saundra Pelletier
President and Chief Executive Officer
Evofem Biosciences, Inc.
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________
Copies to:

Adam C. Lenain, Esq. Melanie Ruthrauff Levy, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 3580 Carmel Mountain Road, Suite 300 San Diego, CA 92130 Tel: (858) 314-1500	Alexander A. Fitzpatrick, Esq. General Counsel Evofem Biosciences, Inc. 12400 High Bluff Drive, Suite 600 San Diego, CA 92130 Tel: (858) 550-1900
___________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount To be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share	1,000,000 (2)	$5.17 (3)	$5,170,000.00	$671.07

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)
Represents additional shares of Registrant’s Common Stock reserved for issuance under the Evofem Biosciences, Inc. 2018 Inducement Equity Incentive Plan as of the date of this Registration Statement.

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Capital Market on [•], 2020.

(3)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Capital Market on March 10, 2020.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers an aggregate of 1,000,000 additional shares of Common Stock reserved for issuance under the Evofem Bioscience, Inc.’s 2018 Inducement Equity Incentive Plan (the “Plan”). This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 filed with the SEC on August 2, 2018 (Registration No. 333-226517) is effective. Pursuant to Instruction E of Form S-8, the information contained in the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 2, 2018 (Registration No. 333-226517) is incorporated by reference herein.

PART II
Information Required in the Registration Statement
Item 8. Exhibits.
EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Exhibit Title	Herewith	Form	File No.	Date Filed
4.1	Amended and Restated Certificate of Incorporation.		10-K (Exhibit 3.1)	001-36754	02/26/2018
4.2	Amended and Restated Bylaws of the Registrant.		8-K (Exhibit 3.2)	001-36754	01/17/2018
4.4	Form of Stock Certificate.		10-K (Exhibit 4.1)	001-36754	02/26/2018
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered.	X
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on signature page).	X
99.1 #	Evofem Biosciences, Inc. 2018 Inducement Equity Incentive Plan.		10-Q (Exhibit 10.7)	001-36754	08/02/2018
99.2 #	Amendment to Evofem Biosciences, Inc. 2018 Inducement Equity Incentive Plan.	X
99.3 #	Notice of Grant of Stock Option under the 2018 Inducement Equity Incentive Plan.		10-Q (Exhibit 10.8)	001-36754	08/02/2018

# Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, California, on this 12th day of March 12, 2020.

EVOFEM BIOSCIENCES, INC.

By:	/s/ Saundra Pelletier
Name:	Saundra Pelletier
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Saundra Pelletier and Justin J. File, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Evofem Biosciences, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Saundra Pelletier	President and Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2020
Saundra Pelletier

/s/ Justin J. File	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2020
Justin J. File

/s/ Thomas Lynch	Chairman of the Board	March 12, 2020
Thomas Lynch

/s/ Gillian Greer, Ph.D.	Director	March 12, 2020
Gillian Greer, Ph.D.

/s/ William Hall, Ph.D.	Director	March 12, 2020
William Hall, Ph.D., M.D.

/s/ Kim P. Kamdar, Ph.D.	Director	March 12, 2020
Kim P. Kamdar, Ph.D.

/s/Tony O’Brien	Director	March 12, 2020
Tony O’Brien

/s/ Colin Rutherford	Director	March 12, 2020
Colin Rutherford

/s/ Lisa Rarick	Director	March 12, 2020
Lisa Rarick